UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2007
URS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Agreement and Plan of Merger
     On May 27, 2007, URS Corporation, a Delaware corporation (“URS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Washington Group International, Inc., a Delaware corporation (“WGI”), Elk Merger Corporation, a Delaware corporation and wholly owned subsidiary of URS (“Merger Sub”) and Bear Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of URS (“Second Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into WGI, with WGI continuing as the surviving corporation (the “First Merger”). Immediately following the First Merger, URS will cause WGI to merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving corporation under the name “Washington Group International, Inc.” and as a wholly owned subsidiary of URS (the “Second Merger” and, together with the First Merger, the “Transactions”).
     Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved and adopted by boards of directors of both URS and WGI, at the effective time of the First Merger (the “Effective Time”), by virtue of the First Merger and without any action on the part of URS, Merger Sub or WGI or their respective stockholders, each share of common stock of WGI, par value $0.01 per share (“WGI Common Stock”), issued and outstanding immediately prior to the effective time of the First Merger, other than those shares held by URS, any subsidiary of URS, Merger Sub or Second Merger Sub, and other than those shares with respect to which dissenters’ rights are properly exercised, will be cancelled and converted into the right to receive a combination of (1) 0.772 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of URS (“URS Common Stock”), and (2) $43.80 in cash without interest (the “Per Share Cash Amount,” and together with the consideration referred to in clause (1), the “Merger Consideration”). Based on the closing price of URS Common Stock (as reported on the New York Stock Exchange) of $46.89 per share on May 25, 2007, the value of the Merger Consideration is $80.00 per share of WGI Common Stock, for total consideration of approximately $2.6 billion.
     Each vested and unvested option to purchase shares of WGI Common Stock that is outstanding immediately prior to the Effective Time will be canceled and converted into a combination of cash and shares of URS Common Stock with a value equal to the product of (1) the number of shares of WGI Common Stock subject to the option and (2) the excess, if any, of $80.00 over the exercise price per share of WGI Common Stock subject to the option. Each award of restricted WGI Common Stock will vest and receive the Merger Consideration. Each deferred share of WGI will be converted into the right to receive $80 in cash, payable on a deferred basis at the time that the underlying deferred shares would have been settled under their terms as in effect immediately prior to the Effective Time, plus earnings thereon. Under the Merger Agreement, WGI stockholders are estimated to receive an aggregate of approximately 24.9 million shares of URS Common Stock and approximately $1.4 billion in cash. Upon completion of the Transactions, WGI stockholders would own approximately 31% of the combined company based on URS’s current outstanding shares.

     URS and WGI have made customary representations, warranties and covenants in the Merger Agreement and the consummation of the First Merger is subject to (i) URS’s stockholders approving the issuance of URS shares in the First Merger, (ii) WGI’s stockholders adopting the Merger Agreement, (iii) the expiration or termination of the Hart-Scott-Rodino Antirust Improvements Act waiting period and (iv) other customary closing conditions. The Transactions are not conditioned on financing and URS has obtained a commitment letter from Morgan Stanley Senior Funding, Inc. (“MSSF”) and Wells Fargo Bank, National Association (“WFB”), to provide debt financing for the cash portion of the consideration, subject to certain customary conditions. The Transactions, taken together, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Upon completion of the Transactions, one current member of the WGI board of directors will join an expanded URS board of directors.
     The Merger Agreement contains certain termination rights for both URS and WGI. Upon termination of the Merger Agreement under specified circumstances, URS may be required to pay WGI a termination fee of $50,000,000 or $70,000,000 and WGI may be required to pay URS a termination fee of $70,000,000.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.01 to this report and is incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of URS and WGI. It is not intended to provide any other factual information about WGI, URS, Merger Sub or Second Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about WGI, URS, Merger Sub or Second Merger Sub. Investors should read the Merger Agreement together with the other information concerning URS and WGI that each company publicly files in reports and statements with the Securities and Exchange Commission.
     The Company and WGI issued a joint press release on May 28, 2007, announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.01 to this report.
     Financing Commitment
     In connection with the transactions contemplated by the Merger Agreement, URS has entered into commitment letters with MSSF and WFB for senior credit facilities providing up to an aggregate of $2.1 billion in financing at closing, subject to increase as described below. The financing will consist of: (i) a $700 million senior secured revolving credit facility, with a $600 million letter of credit sublimit; and (ii) two tranches of term loans in an aggregate amount up to $1.4 billion. In addition, the term loans will be subject to increase by up to $300 million in additional incremental loans, and URS will have the option to add a synthetic letter of credit facility up to $500 million. These senior credit facilities will refinance URS’s existing senior credit facility and will be guaranteed by certain existing and future subsidiaries of URS. The senior credit facilities will be subject to customary conditions to consummation, including the absence of any event or circumstance that would have a material adverse effect on the business or financial condition of WGI and its subsidiaries, taken as a whole. URS has agreed to pay MSSF and WFB certain fees in connection with the commitment letter and has agreed to indemnify MSSF and WFB against certain liabilities.
Item 7.01. Regulation FD Disclosure.
          On May 28, 2007, URS and WGI issued a joint press release announcing that URS had entered into the Merger Agreement to acquire WGI. A copy of the press release, entitled “URS To Acquire Washington Group International for $2.6 Billion in Cash and Stock,” is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
          (c)     Exhibits

2.1	Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated as of May 27, 2007.

99.1	Joint Press Release, dated May 28, 2007, entitled “URS To Acquire Washington Group International for $2.6 Billion in Cash and Stock.”
Additional Information and Where to Find It
In connection with the proposed transaction, URS and Washington Group will be filing documents with the Securities and Exchange Commission (the “SEC”), including the filing by URS of a registration statement on Form S-4, and URS and Washington Group intend to file a related preliminary and definitive joint proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary and definitive joint proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.

URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.
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Contacts:

URS	Washington Group International

Investors	Investors
H. Thomas Hicks	George H. Juetten
Vice President	Executive Vice President &
& Chief Financial Officer	Chief Financial Officer
415-774-2700	208-386-5698

Media	Media
Sard Verbinnen & Co	Kekst & Co
Hugh Burns/Jamie Tully	Adam Weiner
212-687-8080	212-521-4800

Laurie Spiegelberg
Vice President of Corporate Communications
208-386-5532
Forward-Looking Statements
Statements contained in this Form 8-K that are not historical facts may constitute forward-looking statements, including statements relating to timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, future revenues, future net income, future cash flows, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statement. The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and control costs; the Company’s ability to win or renew contracts; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the Company’s leveraged position and ability to service its debt; risks associated with international operations; business activities in high security risk countries; third-party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company’s Form 10-Q for its quarter ended March 30, 2007, as well as in the Joint Proxy Statement/Prospectus of URS Corporation and Washington Group International to be filed, and other reports subsequently filed from time to time, with the Securities and Exchange Commission. These forward-looking statements represent only the Company’s current intent, belief or expectation, and any forward-looking statement speaks only as of the date on which it was made. The Company assumes no obligation to update any forward-looking statements.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: May 28, 2007	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated as of May 27, 2007.
99.1	Joint Press Release, dated May 28, 2007, entitled “URS To Acquire Washington Group International for $2.6 Billion in Cash and Stock.”

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